Exhibit 3.6

REGULATIONS

OF

DECORATIVE PRODUCTS THAILAND, INC.

Effective as of February 1, 1999

	ARTICLE III

	OFFICERS

Section 1.	Officers	4

Section 2.	Authority and Duties of Officers	5

	ARTICLE IV

	INDEMNIFICATION AND INSURANCE

Section 1.	Indemnification	5

Section 2.	Certain Definitions	6

Section 3.	Non-Exclusivity of Indemnification	6

	ARTICLE V

	MISCELLANEOUS

Section 1.	Transfer and Registration of Certificates	6

Section 2.	Substituted Certificates	7

Section 3.	Voting of Shares Held by the Corporation	7

Section 4.	Amendments	7

REGULATIONS

OF

DECORATIVE PRODUCTS THAILAND, INC.

ARTICLE I

SHAREHOLDERS MEETINGS

Section 1. Time and Place of Meetings.

Any meeting of shareholders may be held at such time and place, within or without the State of Ohio, as may be designated in the notice of the meeting. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

Section 2. Annual Meeting.

Annual meetings of shareholders for the election of directors and the consideration of reports to be laid before such meetings will be held at such dates and times as may be designated by the Board of Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting will also be considered as, and will be, a special meeting. When an annual meeting is not held or directors are not elected thereat, directors may be elected at a special meeting called for that purpose.

Section 3. Special Meetings.

Special meetings of shareholders may be called by (i) the Chairman of the Board or the President or a Vice President, (ii) the directors by action at a meeting, or by a majority of the directors acting without a meeting, or (iii) the person or persons who hold not less than 50% of all shares outstanding and entitled to be voted at the meeting.

Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer will cause to be given to the shareholders entitled thereto notice of a meeting to be held not less than seven nor more than 60 calendar days after the receipt of such request, as such officer may fix. If such notice is not given within 20 calendar days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

Section 4. Notice of Meetings.

Not more than 60 nor less than seven calendar days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting will be given by or at the direction of the President, a Vice President, the Secretary or an

Assistant Secretary. Such notice will be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If the notice is mailed, it will be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice will be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

Section 5. Shareholders Entitled to Notice and to Vote.

If a record date is not fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders will be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

Section 6. Inspectors of Election: List of Shareholders.

Inspectors of election may be appointed to act at any meeting of shareholders in accordance with the Ohio General Corporation Law.

At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, will be produced at the request of any shareholder.

Section 7. Quorum.

To constitute a quorum at any meeting of shareholders, there must be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

The holders of a majority of the voting power represented in person or by proxy at a meeting of shareholders, whether or not a quorum is present, may adjourn the meeting from time to time.

Section 8. Voting.

In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, a majority of the votes cast at a meeting of shareholders will control. An abstention will not represent a vote cast.

Section 9. Action Without a Meeting.

Except as otherwise provided in these Regulations, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings will be filed with or entered upon the records of the Corporation.

Section 10. Chairman of Meeting.

The chairman of any meeting of shareholders will be the Chairman of the Board or, if the directors have not elected a Chairman of the Board, the President of the Corporation. The Chairman of the Board or, if the directors have not elected a Chairman of the Board or the Chairman of the Board is unavailable to do so, the President may appoint any other officer of the Corporation to act as chairman of any shareholders meeting. Notwithstanding the foregoing, the directors may appoint any individual to act as chairman of any shareholders meeting.

ARTICLE II

DIRECTORS

Section 1. Election, Number and Term of Office.

Directors will be elected at each annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each director will hold office until the date fixed pursuant to these Regulations for the next succeeding annual meeting of shareholders and until his or her successor is elected, or until his or her earlier resignation, removal from office or death. At any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.

The number of directors, which may not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of directors fail to fix the number of directors to be elected, the number elected will be deemed to be the number of directors so fixed.

Section 2. Meetings.

Regular meetings of the directors will be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the directors, and such meetings may be held without further notice.

Special meetings of the directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the directors. Notice of the time and place of a special meeting will be served upon or telephoned or faxed to each director at least 24 hours, or mailed or delivered by overnight courier to each director at least 48 hours, prior to the time of the meeting.

Section 3. Quorum and Voting.

A majority of the number of directors then in office will be necessary to constitute a quorum for the transaction of business, but if at any meeting of the directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is in attendance. In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, the act of a majority of the directors present at a meeting at which a quorum is present is the act of the directors.

Section 4. Action Without a Meeting.

Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings will be filed with or entered upon the records of the Corporation.

Section 5. Committees.

The directors may from time to time create a committee or committees of directors to act in the intervals between meetings of the directors and may delegate to such committee or committees any of the authority of the directors other than that of filling vacancies among the directors or in any committee of the directors. Each committee may consist of one or more directors. The directors may appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

In particular, the directors may create and define the powers and duties of an Executive Committee. Except as provided above and except to the extent that its powers are limited by the directors, the Executive Committee during the intervals between meetings of the directors will possess and may exercise, subject to the control and direction of the directors, all of the powers of the directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee will be reported to the directors at their first meeting thereafter.

Unless otherwise ordered by the directors, a majority of the members of any committee appointed by the directors pursuant to this section will constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present will be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee will prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the directors, and will keep a written record of all action taken by it.

ARTICLE III

OFFICERS

Section 1. Officers.

The Corporation may have a Chairman of the Board (who must be a director) and will have a President, Secretary and Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the directors deem necessary. All of the officers and assistant officers will be elected by the directors.

Section 2. Authority and Duties of Officers.

The officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors, regardless of whether such authority and duties are customarily incident to such office.

ARTICLE IV

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification.

The Corporation will indemnify each official against all expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense of any action by or in the right of the Corporation to procure a judgment in its favor, or in connection with any appeal therefrom, to which he or she is made or threatened to be made a party by reason of being or having been an official, except in relation to matters as to which he or she is adjudged by the express terms of a judgment rendered on the final determination of the merits in such action to be liable for negligence or misconduct in the performance of his or her duty to the Corporation. Such indemnification will not include amounts paid to the Corporation by judgment or in settling or otherwise disposing of a pending or threatened action.

The Corporation will indemnify each official made or threatened to be made a party to any action (other than one by or in the right of the Corporation to procure a judgment in its favor but including any action by or in the right of a related corporation) by reason of being or having been an official against all judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and necessarily incurred by him or her as a result of such action, or any appeal therefrom, if he or she acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the Corporation and, in criminal actions, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such action by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, will not in itself create a presumption that any such official did not act in good faith for a purpose which he or she reasonably believed to be in the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

If an official has been wholly successful, on the merits or otherwise, in the defense of an action of the character described in the first two paragraphs of this Section 1, he or she will be entitled to indemnification as authorized in such paragraphs. Except as provided in the preceding sentence (and unless otherwise ordered by a court) any indemnification under such paragraphs will be made by the Corporation, if and only if authorized in the specific case:

(a) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or who were wholly successful in such action on the merits or otherwise, upon a finding that the official seeking indemnification under the first paragraph of this Section 1 has not been negligent or guilty of misconduct in the performance of his or her duty to the Corporation as charged in the action, or if seeking indemnification under the second paragraph of this Section 1, has met the standard of conduct set forth in such paragraph, or,

(b) If such a quorum is not obtainable with due diligence,

(i) By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because such official has not been negligent or guilty of misconduct or has met the standard of conduct set forth in the second paragraph of this Section 1, as the case may be, or

(ii) By a committee, appointed by the Board of Directors, of two or more shareholders who are not directors, officers or employees of the Corporation, upon a finding that such official has not been negligent or guilty of misconduct or has met the standard of conduct set forth in the second paragraph of this Section 1, as the case may be.

Section 2. Certain Definitions.

For purposes of this Article IV, (a) a "related corporation" means any corporation in which the Corporation owns or owned shares or of which it is or was a creditor, (b) "official" means a director, officer, former director, or former officer of the Corporation or any person who serves or has served at its request as a director or officer of a related corporation, and (c) "action" means any civil or criminal action, suit or proceeding.

Section 3. Non-Exclusivity of Indemnification.

Nothing in this Article IV will limit the power of the Corporation to indemnify or agree to indemnify any person not covered by this Article IV under these provisions or to indemnify or agree to indemnify any person in any case not provided for herein.

The provisions of this Article IV will be in addition to any rights to, or eligibility for, indemnification to which any person concerned may otherwise be or become entitled by agreement, provision of the Articles of Incorporation, vote of shareholders, court order or otherwise, and will inure to the benefit of the heirs, executors and administrators of each such person.

The provisions of this Article IV will apply in respect of all alleged or actual causes of action or offenses accrued or occurring before, on or after its adoption.

ARTICLE V

MISCELLANEOUS

Section 1. Transfer and Registration of Certificates.

The directors will have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

Section 2. Substituted Certificates.

Any person claiming a certificate for shares to have been lost, stolen or destroyed will make an affidavit or affirmation of that fact, give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer and, if required by the directors or the Executive Committee or such officers, advertise the same in such manner as may be required, whereupon a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed may be executed and delivered.

Section 3. Voting of Shares Held by the Corporation.

Unless otherwise ordered by the directors, any officer or assistant officer of the Corporation, in person or by proxy or proxies appointed by him or her, will have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

Section 4. Amendments.

These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary will mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.